EXHIBIT 10.20

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (this “Agreement”) is effective as of December 1, 2015 (the “Effective Date”) between Aquarius Cannabis Inc, a Nevada corporation, with its principal place of business located at 515 South Flower St., 36th Floor, Los Angeles, CA 90071, and any and all of its successors, assigns, affiliates, and subsidiaries, (the “Company") and Michael A. Asch, an individual with his principal place of business c/o Anniston Capital, Inc. at 445 Park Ave, 9th Floor, NY, NY 10022 (the “Contractor").

1.

Independent Contractor. Subject to the terms and conditions of this Agreement, including Addendum A hereof, the Company hereby engages the Contractor as an independent contractor to perform the services set forth herein, and the Contractor hereby accepts such engagement.

2.

Services and Duties. The Contractor will perform the duties enumerated in Addendum A to this Agreement. In addition, within thirty (30) days of the Company obtaining Directors and Officers Liability Insurance with a limit of not less than $1,000,000 (the “D&O Insurance”) (a) Contractor shall be appointed to serve as Acting Chief Financial Officer of the Company, pursuant to board appointment, until such time as a permanent CFO has been hired by the Company and (b) pursuant to a shareholder vote, Contractor shall become Chairman of the Board of Directors of the Company. Contractor will report directly to the Board of Directors of the Company in connection with the performance of his duties under this Agreement.

3.

Term. The term of this Agreement shall commence upon the Effective Date and, unless otherwise terminated in accordance with the terms hereof, continue in full force and effect for one year and shall thereafter continue for additional one (1) year periods unless the Company gives Contractor not less than three (3) months’ prior written notice of non-renewal (the “Term”). Notwithstanding the continuation of the Term (and without impacting the Term of this Agreement), Contractor’s position as Chairman of the Board of Directors of the Company shall automatically be extended from each annual re-election to the next.

4.

Compensation. The following shall serve as compensation to the Contractor, both prior to and continuing after Contractor’s appointment or election to, or removal from, the Board of Directors of the Company:

a.

Cash. Company agrees to pay to Contractor for his services hereunder (whether solely as an independent contractor or as an independent contractor and Chairman of the Board and/or Acting CFO) Seven Thousand Five Hundred Dollars ($7,500) per month, in advance, under this Agreement. Beginning on the first day of the first calendar quarter following the Company’s receipt of at least $500,000 in gross proceeds from the sale of its equity securities to one or more third parties, the Company agrees to make such payments in the amount of $22,500 per quarter, paid in advance.

b.

Common Shares. Company agrees to issue to Contractor twenty six thousand (26,000) common shares of the Company (the “Shares”) per month, issued in book entry form at the end of each month, which Shares shall have certificates issued quarterly and which Shares may be subject to certain restrictions, some of which are contained herein, and some of which shall be set forth in the documents annexed thereto at the time of the issuance. Contractor may elect to receive, at his sole election, in lieu of the Shares, Non- Qualified Stock Options to acquire Shares of the Company with an exercise price equal to

INDEPENDENT CONTRACTOR AGREEMENT

the FMV of Shares on the date of issuance and a term of 7 years from the date of issuance.

c.

Warrants. The Company agrees to issue Contractor, on the Effective Date, an aggregate of 3,500,000 warrants with a standard “cashless” exercise feature, to vest based upon the schedule below, with the caveat that no additional warrants shall vest to Consultant after a termination (a) by the Company for Cause, as defined herein, or (b) by the Consultant without Cause:

i.

2,000,000 warrants shall vest upon the Effective Date;

ii.

An additional 375,000 warrants shall vest after 3 months of service beginning on the Effective Date;

iii.

An additional 375,000 warrants shall vest after 6 months of service beginning on the Effective Date;

iv.

An additional 375,000 warrants shall vest after 9 months of service beginning on the Effective Date; and

v.

An additional 375,000 warrants shall vest after 12 months of service beginning on the Effective Date.

The Warrants will have an exercise price of $0.077 and will expire seven (7) years from the date of issuance. Should Contractor terminate this Agreement without Cause or be terminated  by  the  Company  with  Cause  prior  to  end  of  the  Term  of  this  Agreement,

(a) Contractor shall forfeit the Warrants for any period noted above which has not yet commenced; and (b) for any period which has commenced, then Contractor shall retain the Warrants for the days that have elapsed within the period prior to the effective date of the termination, and shall forfeit the Warrants not yet vested on the termination date, on a pro rata basis of 4,167 warrants vesting for each day of the period noted above which have elapsed prior to termination. Contractor further agrees that he can only exercise Warrants that have vested based upon the above.

5.

Expenses. During the Term, the Contractor shall bill the Company and the Company shall reimburse the Contractor for certain pre-approved out-of-pocket expenses which are incurred in connection with the performance of the Services hereunder. Notwithstanding the foregoing, costs for the time spent by Contractor in traveling to and from Company facilities and events shall not be reimbursable unless otherwise agreed to in writing by Company.

6.

Written Reports. The Company may request that project plans, progress reports and a final results report be provided by Contractor on a monthly or other periodic basis that Company may request in writing. A final results report may be due, at Company’s request, at the conclusion of the Agreement and shall be submitted to the Company in a confidential written report at such time. The plans, progress reports, and results reports shall be in such form and setting forth such information and data as is reasonably requested by the Company.

7.

Inventions. Any and all inventions, discoveries, developments and innovations conceived by the Contractor

INDEPENDENT CONTRACTOR AGREEMENT

during this engagement relative to the duties under this Agreement shall be the exclusive property of the Company; and the Contractor hereby assigns all right, title, and interest in the same to the Company. Any and all inventions, discoveries, developments and innovations conceived by the Contractor prior to the Term and utilized by him in rendering duties to the Company are hereby licensed to the Company for use in its operations and for an infinite duration. This license is non-exclusive, and may be assigned without the Contractor’s prior written approval by the Company to a parent, affiliate, successor, or wholly-owned subsidiary of Company.

8.

Confidentiality. The Contractor acknowledges that during the Term they will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, accounts and procedures. The Contractor agrees that they will not disclose any of the aforesaid, directly or indirectly, or use any of the information in any manner, either during the Term or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Contractor or otherwise coming into their possession, shall remain the exclusive property of the Company. The Contractor shall not retain any copies of the foregoing without the Company’s prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Contractor shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in their possession or under their control.

9.

Conflicts of Interest. The Contractor represents that he is free to enter into this Agreement and that this engagement does not violate the terms of any agreement between the Contractor and any third party. Further, the Contractor, in rendering his Services shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which he does not have a proprietary interest or is not otherwise authorized to use.

10.

Non-Competition/Non-Solicitation

For purposes under this Section:

“BUSINESS ENTERPRISE” means any corporation, partnership, limited liability company, sole proprietorship, joint venture or other business association or entity (other than the Company) that a) derives or has stated its intent to derive a majority (fifty percent (50%) or more) of its revenues from the cannabis industry and b) is earning over $5M in revenues annually or is funded with over $5M in investment capital, in each case measured when Michael joins such a Business Enterprise.

“NON-COMPETE CONDITIONS” will be deemed to be met only if (1) Contractor is terminated by the Company for Cause, and the Company is not in breach of any of its obligations under the Agreement, or (2) if contractor terminates the agreement without cause.

INDEPENDENT CONTRACTOR AGREEMENT

“NON-COMPETE TERM” means the period during the Term of this Agreement and, if the Non-Compete Conditions are satisfied, such Non-Compete Term shall be extended through the date ending one year following the date of termination.

Contractor acknowledges and agrees that as a Contractor and representative of the Company, Contractor will be responsible for building and maintaining business relationships and goodwill with current and future operating partners, investors, partners and prospects on a personal level. Contractor acknowledges and agrees that this responsibility creates a special relationship of trust and confidence between the Company,  Contractor and these persons or entities. Contractor also acknowledges that this creates a high risk and opportunity for Contractor to misappropriate these relationships and the goodwill existing between the Company and such persons. Contractor acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect itself from the risk of such misappropriation.

Contractor acknowledges and agrees that, in exchange for his services under this Agreement, he will receive substantial, valuable consideration from the Company upon the execution of this Agreement and during the Term of this Agreement. Therefore, during the Non-Compete Term, Contractor will not, directly or indirectly, provide the same or substantially the same services that he provides to the Company to any Business Enterprise, as defined herein, without prior written consent, which will not be unreasonably withheld. This includes working as an agent, consultant, employee, officer, director, partner or independent contractor or being a shareholder, member, joint venturer or equity owner in, any such Business Enterprise; PROVIDED, HOWEVER, that the foregoing shall not restrict Contractor from holding up to 5% of the voting power or equity of one or more public companies.

During the Non-Compete Term, Contractor will not, either directly or indirectly, call on, solicit or induce any other executive, officer, employee, or independent contractor of the Company or its affiliates with whom Contractor had contact, knowledge of, or association with in the course of this Agreement with the Company to terminate his employment, and will not assist any other person or entity in such a solicitation; PROVIDED, HOWEVER, that with respect to soliciting or hiring any executive or officer whose employment was terminated by the Company or its affiliates, or general solicitations for employment not targeted at current officers or employees of the Company or its affiliates, the foregoing restriction shall not apply.

11.

Right to Injunction. The parties hereto acknowledge that the Services to be rendered by the Contractor under this Agreement and the rights and privileges granted to the Company under the Agreement are of a special, unique, unusual, and extraordinary character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in any action at law, and the breach by the Contractor of any of the provisions of this Agreement will cause the Company irreparable injury and damage. The Contractor expressly agrees that the Company shall be entitled to injunctive and other equitable relief in the event of, or to prevent, a breach of any provision of this Agreement by the Contractor. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies that the Company may have for damages or otherwise. The various rights and remedies of the Company under this Agreement or otherwise shall be construed to be cumulative, and no one of them shall be exclusive of any other or of any right or remedy allowed by law.

INDEPENDENT CONTRACTOR AGREEMENT

12.

Merger. This Agreement shall not be terminated by the merger or consolidation of the Company into or with any other entity. In the event of the sale of the Company or substantially all of its assets, the purchaser thereof shall assume the Company’s obligations under this Agreement.

13.

Termination. The Company may terminate this Agreement for Cause, by giving 30 days’ written notice to the Contractor., Cause, as applied herein, shall apply if the Contractor (i) is convicted of any crime or offense, (ii) fails or refuses to comply with the written policies or reasonable directive of the Company after being provided written notice and 30 days’ opportunity to cure such noncompliance, (iii) is guilty of serious misconduct in connection with performance hereunder, or (iv) materially breaches provisions of this Agreement.

Contractor may terminate the contract at any time, without cause, by giving 30 days written notice to the Company.

The Company and Contractor may terminate the contract at any time, effective immediately, by mutual assent of the Company and Contractor.

14.

Independent Contractor. This Agreement shall not render the Contractor an employee, partner, agent of, or joint venturer with the Company for any purpose. The Contractor is and will remain an independent contractor in their relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Contractor’s compensation hereunder. The Contractor shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind. Further, during the period that Contractor serves on the Board of Directors and/or as Acting CFO, Contractor shall continue to be deemed an independent contractor of the Company.

15.

Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

16.

Choice of Law. The laws of the state of Nevada shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto and any disputes under this agreement are subjected to the exclusive jurisdiction of the courts of the Southern District of the State of New York.

17.

Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

18.

Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

19.

Assignment. The Contractor shall not assign any of their rights under this Agreement, or delegate the performance of any of their Services hereunder, without the prior written consent of the Company.

INDEPENDENT CONTRACTOR AGREEMENT

20.

Notices. All notices hereunder shall be in writing and shall be sent by registered mail or certified mail, return receipt requested, postage prepaid and with receipt acknowledged, or by hand (to an officer if the party to be served is a corporation), or by facsimile or by e-mail, all charges prepaid, at the respective addresses set forth below. Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided herein:

If to the Contractor:

Michael A. Asch c/o

Anniston Capital Inc.

445 Park Avenue

9th Floor

New York, NY 10022

m.asch@annistoncapital.com

With a copy to:

Tashlik Goldwyn Crandell Levy LLP, Attn: Theodore Wm. Tashlik, Esq.

40 Cuttermill Road

Great Neck, NY 11021

TTashlik@TGCLlaw.com

If to the Company:

Aquarius Cannabis, Inc.

Mr. Davis Lawyer

515 South Flower Street, 36th Floor

Los Angeles, CA 90071

davis@aquariuscannabis.com

With a copy to:

Szaferman, Lakind, Blumstein, and Blader, P.C.Attn: Gregg Jaclin, Esq.

101 Grovers Mill Rd, Suite 200

Lawrenceville, NJ 08648

gjaclin@szaferman.com

The date of making of personal service or of mailing or transmission via facsimile, or transmission via e-mail, whichever shall be first, shall be deemed the date of service, except that notice of change of address shall be effective only from the date of its receipt.

21.

Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

INDEPENDENT CONTRACTOR AGREEMENT

22.

Entire Understanding. This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

23.

Unenforceability of Provisions. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

24.

Indemnification. Contractor hereby indemnifies Company and holds Company harmless against any damages, liability, costs, expenses and fees (including reasonable attorney's fees and court costs) incurred as a result of or in connection with any claim or proceeding against Company arising out of any breach by Contractor of any warranty, representation or covenant contained in Section 26 herein. Contractor agrees to pay Company on demand any amounts for which Contractor may be responsible under the foregoing indemnity.

The Company hereby indemnifies Contractor and holds Contractor harmless against any damages, liability, costs, expenses and fees (including reasonable attorney's fees and court costs incurred by the Contractor in defending or investigating any legal action or in enforcing his rights hereunder) incurred as a result of or in connection with any claim or proceeding against Contractor arising out of Contractor’s services provided hereunder. The Company agrees to pay Contractor on demand any amounts for which the Company may be responsible under the foregoing indemnity. Further, the Company shall reimburse Contractor for  all necessary expenditures incurred by the Contractor in direct consequence of the discharge of his duties hereunder.

25.

Representations and Warranties by Company. The Company hereby represents and warrants to Contractor that all of the services to be provided by Contractor (as described in Addendum A or any modifications to those services as requested by the Company) are lawful. Further, the Company represents and warrants to Contractor that, as of the date of this Agreement:

a.

Organization and Corporation Power. The Company is a C-corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada; and has all required corporate power and authority to own its property and to carry on its business as now being conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

b.

Authorization. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provision of any charter, articles of incorporation, by-law, mortgage, lien, lease, agreement, contract, instrument, order judgment, or decree to which the Company is a party, or by which it is bound, and will not violate any other restriction of any other kind or character of which Company is subject.

INDEPENDENT CONTRACTOR AGREEMENT

The execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action.

c.

Capitalization. There are sufficient authorized shares of common stock of the Company to cover the issuance of the Shares and Warrants, and if applicable, options, pursuant to this Agreement. There are restrictions on the transferability and sale of Warrants imposed by or pursuant to federal securities law.

26.

Representations and Warranties By Contractor. The Contractor represents and warrants to the Company that, as of the date of this Agreement:

a.

Contractor has the right to enter into this Agreement, to grant the rights granted herein and to perform fully all of the obligations in this Agreement.

b.

Contractor’s entering into this Agreement with the Company and their performance of all of their obligations do not and will not conflict with or result in any breach or default under any other agreement to which they are subject.

c.

Contractor has the required skill, experience and qualifications to perform Services in connection with this Agreement, they shall perform the services in connection with this Agreement in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services and they shall devote resources as outlined in Addendum A and use best efforts to ensure that the Services in connection with this Agreement are performed in a timely and reliable manner.

d.

The Company, upon full compliance with its obligations hereunder, including payment and other compensation obligations, will receive good and valid title to the products resulting from this Agreement, if any, free and clear of all encumbrances and liens of any kind.

e.

If applicable, the periodic design documents and reports shall be the Contractor’s original work (except for material in the public domain or provided by the Company) and, to the best of their knowledge, do not and will not violate or infringe upon the intellectual property right or any other right whatsoever of any person, firm, corporation or other entity.

f.

Contractor fully understands and agrees that the Warrants are offered by the Company at a price which was arbitrarily determined without regard to any value of the Warrants.

g.

Contractor fully understands that the Company has a limited net worth.

h.

Contractor acknowledges receipt of such information as they deem necessary or

INDEPENDENT CONTRACTOR AGREEMENT

appropriate as a prudent and knowledgeable investor in evaluating the Warrants and Shares issued as compensation.

i.

Contractor understands that there exist inherent risks in accepting the Warrants and Shares as compensation, which risks include, but are not limited to, the lack of liquidity of the Warrants and/or Shares, and the Company's lack of history. Contractor agrees to accept all risks associated with accepting the Warrants and Shares as compensation.

j.

Contractor understands that the Company’s business is, by its nature, speculative; that Contractor is aware that the financial resources of the Company are extremely limited and that it is very likely that the Company will require additional capital, and there is no assurance that such capital will be available if necessary; that Contractor is familiar with the high degree of risk that is involved in the Company's business, and that Contractor is financially able and willing to accept the substantial risk involved in such investment, including the risk of loss of the entire amount invested.

k.

Contractor understands that the Warrants and Shares have not been registered for sale under federal or state securities laws and that said securities are being issued to Contractor pursuant to a claimed exemption from the registration requirements of such laws which is based upon the fact that said securities are not being offered to the public. Contractor understands that in order to satisfy such requirement they must be acquiring the Warrants and Shares with no view to making a public distribution of said securities and the representations and warranties contained in this Section are given with the intention that the Company may rely thereon for purposes of claiming such exemption; and that they understand that they must bear the economic risk of their investment in the securities for a substantial period of time, because the securities have not been registered under the federal or state securities laws, and cannot be sold unless subsequently registered under such laws, or unless an exemption from such registration is available.

l.

Contractor represents that they are acquiring the securities for their own account and for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended. Contractor agrees that the Warrants and Shares will not be offered for sale, sold or otherwise transferred for value and that no transfer thereof will be made by the Contractor unless (a) a registration statement with respect thereto has become effective under the Securities Act of 1933, as amended, or (b) there is presented to the Company an opinion of counsel for Contractor reasonably satisfactory to the Company that such registration is not required. Contractor further agrees that the securities will not be offered for sale, sold or otherwise transferred unless, in the opinion of legal counsel for the Company, such sale or disposition does not and will not violate any provisions of any federal or state securities law or regulation.

27.

Acknowledgement of Binding Agreement. Contractor and Company acknowledge that this is a binding legal agreement and that Contractor and Company have read each page of this Agreement prior to its execution and that Contractor and Company fully understand its meaning and effect. Contractor and

INDEPENDENT CONTRACTOR AGREEMENT

Company acknowledge and agree that Contractor and Company have had the opportunity to have this Agreement reviewed by counsel or has expressly elected to forego such review, and that by signing this Agreement, Contractor and Company intend to be legally bound by all its terms.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties agree that email/facsimile signatures shall be effective.

For Aquarius Cannabis Inc.		For Contractor: Michael A. Asch

By:		By:
	Michael Davis Lawyer		Michael A. Asch
President and CEO,
Aquarius Cannabis Inc.

	12/1/2015		12/1/2015

INDEPENDENT CONTRACTOR AGREEMENT

Addendum A: Description of Services To Be Provided by Michael A. Asch (“MAA”)

Position: Independent Contractor. Subject to first obtaining the requisite minimum Directors’ and Officers’ Liability insurance policy; upon election/appointment, Non-Executive Chairman of the Board of Directors (“Chairman”) and Acting Chief Financial Officer (“CFO”)*

Purpose: (A) Aquarius needs to develop effective corporate governance. As Chairman, MAA will provide leadership to the Board to ensure it functions effectively as the central governance body of the Company, eventually reaching standards consistent with the NASDAQ and/or NYSE. *

(B)

Additionally, Aquarius is currently in need of the services of an experienced CFO, but doesn’t have the funding and stability yet to attract the right candidate. MAA will fill these needs until Aquarius is financially and operationally capable to attract an appropriate executive (or executives) to assume those roles. *

Responsibilities: (A) The principal role of the Chairman of the Board is to manage and to provide leadership to the Board of Directors of the Company. The Chairman is accountable to the Board and acts as a direct liaison between the Board and the management of the Company, through the Chief Executive Officer (“CEO”). The Chairman acts as the communicator for Board decisions where appropriate.*

1)

to act as a liaison between management and the Board;

2)

to guide senior management in the development and completion of written reporting deliverables to the Board that meet or exceed the standards of the employment contracts signed by management

a.

hold senior management accountable for the regular completion of this reporting

3)

to serve as the Board’s central point of official communication with the CEO. To develop a positive, collaborative relationship with the CEO, including acting as a sounding board for the CEO on emerging issues and alternative courses of action;

4)

to keep abreast generally of the activities of the Company and its management;

5)

to be responsible for evaluating the present governance structures of the company and working with the CEO to develop governance structures that clearly define the powers of shareholders, the Board, and executive officers.

6)

to provide ongoing guidance to management and the Board in matters of governance;

7)

to be responsible for, with the aid of Company resources, the recruitment of independent directors for the Board, having determined an optimum number and balance of internal and independent directors

8)

to be responsible for developing both the Board of the Company and the overall corporate governance of the company to meet or exceed all NASDAQ or NYSE standards, depending on what exchange the company seeks to join

9)

to ensure that the Directors are properly informed and that sufficient information is provided to enable the Directors to form appropriate judgments;

10)

in concert with the CEO, to develop and set the agendas for meetings of the Board;

11)

to act as Chair at meetings of the Board, including facilitating full and candid Board discussions and assisting the Board in achieving a consensus;

INDEPENDENT CONTRACTOR AGREEMENT

12)

to recommend an annual schedule of the dates, times and locations of Board and Committee meetings;

13)

to review and sign minutes of Board meetings;

14)

to sit on other Committees of the Board where appropriate as determined by the Board;

15)

to call special meetings of the Board where appropriate;

16)

to determine the date, time, and location of the annual meeting of shareholders and to develop the agenda for the meeting in partnership with the CEO;

17)

to act as Chair at meetings of shareholders;

18)

to recommend to the Board, after consultation with the Directors, management and the Governance and Nominating Committee, the appointment of members of the Committees of the Board;

19)

to develop a standardized way to assess and make recommendations to the Board annually regarding the effectiveness of the Board as a whole, the Committees of the Board and individual Directors; and

20)

to ensure that regularly, upon completion of the ordinary business of a meeting of the Board, the Directors hold discussions without management present.

(B)

The responsibilities of the Acting CFO include the following:

1)

to formulate the Company’s strategy for capital raising to meet its needs and carry out that strategy on an ongoing basis; and

•

to use his best efforts to implement an effective solution for the company’s pending capitalization deficit in the first 120 days of this contract

2)

to mentor and educate the CEO on relevant finance strategies and structures, as well as transactional strategies and structures;

3)

to consult with the existing and/or future Controller and other financial/administrative staff until a full-time CFO is available to the Company;

4)

to solicit and analyze proposals for Directors & Officers Liability insurance, using his best efforts to secure a policy for the company within 90 days;

5)

to identify and recruit candidates for the full-time position of CFO once the Company is financially capable of effecting such a hire;

6)

to act as the Company’s primary liaison to the financial community;

7)

to assist the Company in the completion of the Company’s S-1, including approval of any revisions or amendments as may be required to both receive SEC approval and effectiveness;

8)

to interface, as needed, with the Company’s outside accountants and counsel to achieve any and all of the foregoing.

The duties in (B)(1) will continue as responsibilities under (A) despite the hiring of a full-time CFO, and shall remain in full force and effect for the duration of this contract unless ended in writing by the CEO or Board in accordance with this agreement,

First 90 Day Requirements:

1)

New Financing Strategy for Company Operations Growth

INDEPENDENT CONTRACTOR AGREEMENT

2)

Analyze the value and viability of re-domiciling the company in Puerto Rico, taking leadership over the implementation of re-domiciling

3)

BlackBridge Agreement and variable notes re-negotiated pre-public

4)

Viridian Agreement re-negotiated pre-public

5)

Set plan for ratification of amended Bylaws separating out shareholder and BOD powers

6)

Call and organize Annual Shareholder Meeting

Miscellaneous Terms:

MAA will be a member of the Board, acting as Chairman. As a result, all compensation will be on a 1099 basis, rather than W-2. MAA will be an Affiliate of Aquarius, subject to the same insider restrictions as management. As MAA will not be a W-2 employee, no vacation pay or contractual bonuses will apply. It is understood that these positions will not be full-time in nature, and that MAA will continue to own and operate Anniston Capital, Inc. and its affiliates.

Notwithstanding the foregoing, MAA anticipates devoting approximately 2 working days per week and such other time as may be necessary to fulfill on his contractual obligations to Aquarius. MAA is aware of the Company’s proposed domicile in Puerto Rico and operational base in California, and understands the need to travel for the Company’s business requirements. Until such time as appropriate D&O insurance has been secured, MAA will perform the duties outlined herein on a consulting basis. Once D&O insurance has been secured, the Company will take the steps necessary to appoint MAA to the Board and further elect him as Chairman.

*Position of Chairman of the Board of Directors shall be determined based upon shareholder vote. Position of Chief Financial Officer will be made by board appointment, subject to the condition that the Company first obtains the requisite minimum Director and Officer Liability Insurance.  In the event that the Company does not obtain Directors and Officers Liability Insurance, Contractor will perform the duties as enumerated above but will not hold any officer positions nor shall Contractor become a member of the Company’s Board of Directors.